EXHIBIT (17)(a)(i)
FORM OF PROXY CARD
TAX-FREE SECURITIES FUND
A Series of Pacific Capital Funds
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON MAY      , 2010
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF TRUSTEES OF PACIFIC CAPITAL FUNDS
The undersigned hereby appoint(s) [                    ], as proxies, each with full power of substitution, to vote all shares of the Tax-Free Securities Fund (the “Fund”) of Pacific Capital Funds (the “Trust”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund (“Meeting”) to be held at the offices [insert location], on May      , 2010 at 11:00 a.m., Eastern time, and at any adjournment(s) thereof.
You may indicate your vote by placing an “X” in the appropriate box below.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:
1	To approve an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Tax-Free Securities Fund (the “Acquired Fund”) to the Tax-Free Securities Fund, a series of FundVantage Trust (the “Acquiring Fund”) and the assumption of the identified liabilities of the Acquired Fund by the Acquiring Fund, in exchange for shares of the Acquiring Fund; and (ii) the subsequent pro rata distribution of Acquiring Fund Shares to the Acquired Fund shareholders, and the termination and complete liquidation of the Acquired Fund.

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]
2	To transact such other business that may properly come before the Meeting, or any adjournments thereof.
This Proxy is solicited on behalf of the Board of Trustees, and when properly executed, will be voted as specified. If no specification is made, shares held by the undersigned will be cast FOR each Proposal. If any other matters properly come before the meeting of which the Trustees were not aware a reasonable time before the solicitation, the undersigned hereby authorizes the proxy holders to vote in their discretion on such matters. The undersigned acknowledges receipt of the Notice of Meeting and Combined Proxy Statement/Prospectus dated April ___, 2010.
Please date and sign this proxy and return it promptly in the enclosed envelope. This proxy must be signed exactly as your name(s) appears hereon. If signing as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add such appropriate title.

Signature	Date

Signature (if held jointly)	Date